EXHIBIT 5.1

DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP
747 Third Avenue
New York, New York 10017

                                                    November 24, 2009

Benihana Inc.
8685 Northwest 53rd Terrace
Miami, Florida  33166

Re:	Benihana Inc.
Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Benihana Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately in one or more series (if applicable), of shares of the Company’s Class A Common Stock, par value $0.10 per share (the “Class A Stock”), shares of the Company’s Common Stock, par value $0.10 per share (the “Common Stock” and, together with the Class A Stock, the “Stock”), the Company’s Preferred Stock, par value $1.00 per share (the “Preferred Stock”), debt securities of the Company (“Debt Securities”) and subscription rights to purchase Stock (the “Subscription Rights”).

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined and are familiar with the proceedings taken by the Company to authorize the filing of the Registration Statement for the offering of up to $30,000,000 of Stock, Preferred Stock, Debt Securities and Subscription Rights on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. In addition, we have examined a copy of the Registration Statement, including the exhibits thereto, pursuant to which the Company’s issuance and sale of its Stock, Preferred Stock, Debt Securities and Subscription Rights will be registered under the Securities Act.

In rendering this opinion we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photocopied copies; and (iii) the genuineness of all signatures. As to questions of material fact to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certificates as we deemed relevant.

Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Stock, if and when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the Stock has been issued and sold as contemplated by the Registration Statement, (iv) the Company has received the consideration provided for in the Authorizing Resolutions and (v) there are sufficient shares of Stock available under the Company’s Certificate of Incorporation, the Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) a certificate of amendment to the Company’s Certificate of Incorporation creating the series of Preferred Stock to be offered and sold under the Registration Statement has been filed with the Secretary of State of the State of Delaware, (iii) the Registration Statement has become effective under the Securities Act, (iv) the Preferred Stock has been issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Authorizing Resolutions, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the indenture relating to such Debt Securities (the “Debt Securities Indenture”), comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the Debt Securities Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general equity principles.

4. With respect to the Subscription Rights, if and when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Subscription Rights have been duly executed and delivered against payment therefore, pursuant to the applicable subscription rights agreement or other documents, (iv) certificates representing the Subscription Rights have been duly executed and delivered by the subscription rights agent, (v) the Company has received the consideration provided for in the Authorizing Resolutions and (vi) there are sufficient shares of Stock available under the Company’s Certificate of Incorporation, the Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is provided as of the date hereof.

This opinion is subject to the following qualifications and exceptions:

(i)	The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and without limiting the generality of the foregoing qualification;

(ii)	limitations imposed by general principles of equity upon the availability of equitable remedies and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or which would be commercially unreasonable, or where their breach is not material;

(iii)	we express no opinion as to the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(iv)	except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party; and

(v)	our opinion is based upon current statutes, rules, regulations, cases and official interpretative opinions (and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein), and it covers certain items that are not directly or definitively addressed by such authorities.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Stock, Preferred Stock, Debt Securities or Subscription Rights, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

We render no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and the federal laws of the United States of America, as in effect on the date hereof. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the substantive laws of the State of Delaware.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours, DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP

By:	/s/ Landey Strongin
Landey Strongin

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